Exhibit 99.3

Grove Collaborative Announces Fiscal First Quarter 2022 Financial Results and Provides Updated Guidance

Releases Annual Plastic Scorecard and Sustainability Report

SAN FRANCISCO, CA — June 2, 2022 — Grove Collaborative, Inc. (“Grove” or “the Company”), a certified B Corp™ and leading sustainable consumer products company, today reported financial results for its fiscal first quarter ended March 31, 2022.

Grove and Virgin Group Acquisition Corp. II (“VGII”) (NYSE: VGII), a publicly traded special purpose acquisition company sponsored by Virgin Group, previously announced that they entered into a definitive business combination agreement that will result in Grove becoming a public company. Upon closing of the transaction, the combined company will continue to operate under the Grove name and will be listed on the NYSE under the new “GROV” ticker symbol.

Fiscal First Quarter 2022 Financial Highlights:

•	Net revenue of $90.5 million, down 11% year-over-year

•	Gross margin of 47.2%, down 380 basis points year-over-year

•	Net loss margin of (52.4)%, as compared to (37.1)% in the first quarter of 2021

•	Adjusted EBITDA margin(1) of (43.8)%, as compared to (30.7)% in the first quarter of 2021

(1)

Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information. A reconciliation to the most comparable GAAP measure can be found in the tables at the end of this press release.

Stuart Landesberg, Chief Executive Officer of Grove, said, “Our strategy to accelerate our omnichannel presence served us well in the first quarter, a period in which we continued to see headwinds in direct-to-consumer (“DTC”) driven by media cost inflation and consumers returning to physical retail. While revenues were down year-over-year on a difficult comparison against our largest sales quarter on record in the first quarter of 2021, we are pleased to report strong retail sales as we deepened our relationship with Target and shipped into our second retail partner, a leading omnichannel retailer with over 1,100 stores. Furthermore, we continued to strengthen our leadership position in zero-waste and plastic-free products as evidenced by the record high revenue mix in the quarter of Grove Brands products and through the expansion into a new category with our launch of Peach Kids, the first-ever 100% plastic-free hair and body care line for kids.”

Landesberg continued, “The secular tailwinds powering the move away from plastic are long term and growing across the industry, and Grove is leading the charge. Our brand awareness continues to grow, and our innovative assortment of sustainable products combined with strategic initiatives to drive both diversification in revenue and growth in profitability lay a strong foundation for success as we prepare to become a public company. We are confident that as the environment normalizes, we will be positioned for long term profitable growth. We look forward to partnering with VGII on our mission to transform the use of consumer products into a force for human and environmental good, creating value for all stakeholders.”

Other Fiscal First Quarter 2022 Highlights:

•	DTC net revenue per order was $55.14 in the first quarter of 2022, down slightly from $55.99 in the first quarter of 2021

•	Grove Brand products represented 51.7% of net revenue in the first quarter of 2022, an increase of 60 basis points from 51.1% in the first quarter of 2021

•

During the quarter, the Company launched Peach Kids, the first-ever 100% plastic-free personal care line exclusively for kids, following the successful initial launch of Peach Not Plastic in 2020 and marking entry into the kids’ category

•

In the first quarter, 58% of Grove Brands net revenue came from zero-plastic, re-usable product models and zero plastic waste alternative products, meeting the Company’s Beyond Plastic™ standard, up from 43% in the first quarter of 2021

•

Grove believes measuring plastic intensity (pounds of plastic per $100 in revenue) enables the Company to decouple its plastic footprint from its revenue growth and truly pin its success to plastic reduction

•	Across the Grove.co site, plastic intensity was 1.16 pounds of plastic per $100 in revenue in the first quarter of 2022 as compared to 1.37 in the first quarter of 2021

•	Across all Grove-owned brands, plastic intensity was 0.94 pounds of plastic per $100 in revenue in the first quarter of 2022 as compared to 1.15 in the first quarter of 2021

•

During the first quarter, the Company announced the appointment of Chairman of the Board, John Replogle, former CEO of Burt’s Bees and Seventh Generation, two of the industry-defining brands in the natural products space

•

In the first quarter, Grove announced a company-wide reorganization which included a reduction in workforce of approximately 17% of corporate employees to reduce operating expenses and strengthen key areas across the business

•	In connection with the reorganization, the Company recorded charges totaling $1.6 million in the first quarter

•

The Company strengthened its balance sheet with a new $50 million redemption backstop agreement with an affiliate of VGII, designed to provide additional liquidity to pursue growth. This agreement underpins VGII’s commitment to the strategic business combination with Grove and to its mission. More details can be found here.

Subsequent Events:

On April 11, 2022, Sergio Cervantes joined Grove as Chief Financial Officer, enhancing the senior leadership team. Cervantes came to Grove with significant financial executive experience in global consumer products, including 18 years with Unilever and four years at Gillette. More details can be found here.

On May 31, 2022, Grove published its annual Plastic Scorecard and Sustainability Report which can be found at grove.co/sustainabilityreport2021 and grove.co/plasticscorecard, respectively. Highlights include the following:

•	The Company reached its goal to plant 1 million trees across the U.S. in partnership with the Arbor Day Foundation, months ahead of its year end goal.

•

Through its environmental impact shop, a unique offering launched in August 2021 that lets customers amplify the impact of every order, Grove customers have funded the planting of over 50,000 additional trees to support California wildfire restoration along with over 25,000 acres of rainforest conservation and 300,000 pounds of plastic collected in India.

Financial Outlook:

“We have identified and are implementing strategies to proactively manage expenses and cash burn, while remaining nimble and capital efficient as we pursue the attractive long-term opportunity to drive accelerated growth and profitability. As part of these efforts and in light of the uncertain macro environment, continued inflationary pressure, and consumer behavior that is reverting to pre-pandemic levels earlier than anticipated, we are revising our outlook. We remain highly focused on maximizing the power of our direct-to-consumer business, accelerating our retail expansion, and increasing efficiency in our marketing and corporate structure. We are seeing great success as we enter new retail distribution and have taken steps to right-size the overall business, and we will continue to focus on reducing operating expenses in the medium term. We have pulled back on advertising spend both in light of media cost inflation and as we focus on evolving our direct-to-consumer business to make it easier for consumers to use Grove.co, either on subscription or through a more traditional ecommerce experience. We believe these strategic actions will position us well to create long-term value for all stakeholders,” stated Sergio Cervantes, Chief Financial Officer.

Based on performance to date and current expectations, we are updating the outlook given in our December 2021 investor presentation as follows:

For the 12-month period ending December 31, 2022, we now expect:

•	Net revenue of $300 to $310 million

•	Adjusted EBITDA margin(1) of (29)% to (32)%

For the 12-month period ending December 31, 2023, we now expect:

•	Net revenue of $300 to $310 million

•	Adjusted EBITDA margin(1) of (13)% to (16)%

For the 12-month period ending December 31, 2024, we now expect:

•	Net revenue of $330 to $360 million

•	Adjusted EBITDA margin(1) of greater than 0%

(1)	Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information.

About Grove Collaborative

Launched in 2016 as a Certified B Corp, Grove Collaborative is transforming consumer products into a positive force for human and environmental good. Driven by the belief that sustainability is the only future, Grove creates and curates over 150 high-performing eco-friendly brands of household cleaning, personal care, laundry, clean beauty, baby and pet care products serving millions of households across the U.S. each year. With a flexible monthly delivery model and access to knowledgeable Grove Guides, Grove makes it easy for everyone to build sustainable routines.

Every product Grove offers — from its flagship brand of sustainably powerful home care essentials, Grove Co., plastic-free, vegan personal care line, Peach Not Plastic, and zero-waste pet care brand, Good Fur, to its exceptional third-party brands — has been thoroughly vetted against strict standards to be uncompromisingly healthy, beautifully effective, ethically produced and cruelty-free. Grove Collaborative is a public benefit corporation on a mission to move Beyond Plastic™ and in 2021, entered physical retail for the first time at Target stores nationwide, making sustainable home care products even more accessible. Grove is the first plastic neutral retailer in the world and is committed to being 100% plastic-free by 2025. For more information, visit www.grove.com.

On December 7, 2021, Grove and Virgin Group Acquisition Corp. II (“VGII”) (NYSE: VGII), a publicly traded special purpose acquisition company sponsored by Virgin Group, entered into a definitive business combination agreement that will result in Grove becoming a public company. Upon closing of the transaction, the combined company will continue to operate under the Grove name and will be listed on the NYSE under the new “GROV” ticker symbol.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

VGII, Grove and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of VGII’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of VGII’s shareholders in connection with the proposed business combination is set forth in VGII’s definitive proxy statement/prospectus. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of VGII’s directors and officers in VGII’s filings with the SEC.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our or our management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including possible business combinations, revenue growth and financial performance, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by the management of VGII and Grove in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on VGII and Grove as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting VGII or Grove will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including that the VGII stockholders will approve the transaction, regulatory approvals, product and service acceptance, and that, Grove will have sufficient capital upon the approval of the transaction to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of VGII’s filings with the SEC, and in VGII’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to VGII and Grove as of the date hereof, and VGII and Grove assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA and adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. A reconciliation of historical adjusted EBITDA to Net Income is provided in the tables at the end of this press release. The reconciliation of projected adjusted EBITDA and adjusted EBITDA Margin to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

We calculate adjusted EBITDA as net loss, adjusted to exclude: (1) stock-based compensation expense; (2) depreciation and amortization; (3) remeasurement of convertible preferred stock warrant liability; (4) interest expense; (5) provision for income taxes; and (6) restructuring expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Grove Collaborative, Inc.

Balance Sheets

(In thousands)

	December 31,	March 31,
	2021	2022
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$78,376	$74,428
Inventory, net	54,453	50,559
Prepaid expenses and other current assets	8,104	11,264

Total current assets	140,933	136,251
Property and equipment, net	15,932	16,095
Operating lease right-of-use assets	21,214	20,471
Other long-term assets	4,394	5,550

Total assets	$182,473	$178,367

Liabilities, Convertible Preferred Stock, Contingently Redeemable Convertible Common Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$21,346	$31,822
Accrued expenses	20,651	24,208
Deferred revenue	11,267	11,426
Operating lease liabilities, current	3,550	3,724
Other current liabilities	1,650	894
Debt, current	10,750	16,720

Total current liabilities	69,214	88,794
Debt, noncurrent	56,183	50,034
Operating lease liabilities, noncurrent	20,029	19,090
Other long-term liabilities	5,408	3,924

Total liabilities	150,834	161,842

Convertible preferred stock	487,918	487,918
Contingently redeemable convertible common stock	—	27,473

Stockholders’ deficit:
Common stock	1	1
Additional paid-in capital	33,863	38,660
Accumulated deficit	(490,143)	(537,527)

Total stockholders’ deficit	(456,279)	(498,866)

Total liabilities, convertible preferred stock, contingently redeemable convertible common stock and stockholders’ deficit	$182,473	$178,367

Grove Collaborative, Inc.

Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2022
Revenue, net	$102,220	$90,479
Cost of goods sold	50,028	47,742

Gross profit	52,192	42,737
Operating expenses:
Advertising	35,636	32,793
Product development	5,162	6,240
Selling, general and administrative	47,538	50,970

Operating loss	(36,144)	(47,266)

Interest expense	963	2,087
Other expense (income), net	776	(1,992)

Interest and other expense, net	1,739	95

Loss before provision for income taxes	(37,883)	(47,361)
Provision for income taxes	12	23

Net loss	$(37,895)	$(47,384)

Grove Collaborative, Inc.

Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2022
Cash Flows from Operating Activities
Net loss	$(37,895)	$(47,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Remeasurement of convertible preferred stock warrant liability	932	(1,886)
Stock-based compensation	3,460	4,460
Depreciation and amortization	1,128	1,410
Non-cash interest expense	97	195
Inventory reserve	383	856
Other non-cash expenses	—	8
Changes in operating assets and liabilities:
Inventory	(8,996)	3,038
Prepaids and other assets	(2,889)	(3,312)
Accounts payable	7,181	10,287
Accrued expenses	6,024	2,917
Deferred revenue	2,442	159
Operating lease right-of-use assets and liabilities	26	(22)
Other liabilities	155	(229)

Net cash used in operating activities	(27,952)	(29,503)

Cash Flows from Investing Activities
Purchase of property and equipment	(1,262)	(1,352)

Net cash used in investing activities	(1,262)	(1,352)

Cash Flows from Financing Activities
Proceeds from issuance of contingently redeemable convertible common stock	—	27,500
Payment of deferred offering and convertible preferred stock issuance costs	(151)	(489)
Repayment of debt	(682)	(275)
Proceeds from exercise of stock options	290	171
Repurchase of common stock	(297)	—

Net cash provided (used in) by financing activities	(840)	26,907

Net decrease in cash and cash equivalents	(30,054)	(3,948)
Cash and cash equivalents at beginning of period	176,523	78,376

Cash and cash equivalents at end of year period	$146,469	$74,428

Grove Collaborative, Inc.

Non-GAAP Financial Measures

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2022
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(37,895)	$(47,384)
Stock-based compensation	3,460	4,460
Depreciation and amortization	1,128	1,410
Remeasurement of convertible preferred stock warrant liability	932	(1,886)
Interest expense	963	2,087
Restructuring expenses	—	1,636
Provision for income taxes	12	23

Total Adjusted EBITDA	$(31,400)	$(39,654)

Net loss margin	(37.1)%	(52.4)%
Adjusted EBITDA margin	(30.7)%	(43.8)%

Investor Relations Contact:

Alexis Tessier

ir@grove.co

Media Relations Contact:

Meika Hollender

meika@grove.co